UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 26, 2019

JACOBS ENGINEERING GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7463	95-4081636
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1999 Bryan Street, Suite 1200, Dallas, Texas 75201
(Address of principal executive offices) (Zip Code)

(214) 583-8500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01          Entry into a Material Definitive Agreement.

As previously disclosed, on October 21, 2018, Jacobs Engineering Group Inc., a Delaware corporation (the “Company”), and WorleyParsons Limited, a company incorporated in Australia (the “Buyer”), entered into a Stock and Asset Purchase Agreement (the “Purchase Agreement”), pursuant to which the Buyer agreed to acquire the Company’s energy, chemicals and resources businesses (the “Business”) for a purchase price of $3.3 billion consisting of (i) $2.6 billion in cash (the “Cash Consideration”) plus (ii) 58.2 million ordinary shares of the Buyer (the “Share Consideration”, and together with the Cash Consideration, the “Purchase Price”), subject to adjustments for changes in working capital and certain other items (the “Transaction”).

Amended and Restated Stock and Asset Purchase Agreement

On April 26, 2019, the Company and the Buyer entered into an Amended and Restated Stock and Asset Purchase Agreement (the “A&R Purchase Agreement”), pursuant to which the Purchase Agreement was amended and restated in its entirety, thereby modifying its terms to, among other things, (i) reflect changes to the reorganization plan and the timing of the transfer of various assets and liabilities, (ii) indicate that the Company, rather than Buyer, will deliver the post-closing adjustment statement, (iii) clarify the timing of the closing of local transfers and timing of the calculation of components of the purchase price adjustments, (iv) update closing deliverables and the payment of certain fees and expenses, (v) specify certain tax withholding, (vi) modify the timing of obtaining certain third party approvals, (vii) update the methods and timing of obtaining certain Business Guarantees (as defined in the A&R Purchase Agreement), (viii) update the time that the Buyer may use certain Company trademarks and similar intellectual property rights, (ix) remove a regional non-compete in respect of the Buyer, (x) clarify certain employee-related matters and (xi) modify the lock-up on the Share Consideration to apply to up to 9.9% of the Buyer’s ordinary shares and extend to eight (8) weeks following the ECR Business Migration Date (as defined in the Transition Services Agreement) in the event such date has not occurred on or prior to October 1, 2019.

The foregoing description of the A&R Purchase Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the A&R Purchase Agreement, which is filed herewith as Exhibit 2.1 and is incorporated herein by reference.

Transition Services Agreement

In connection with the A&R Purchase Agreement and the Transaction, on April 26, 2019, the Company and the Buyer also entered into a Transition Services Agreement (the “Transition Services Agreement”) pursuant to which the Company will provide to the Buyer, and the Buyer will provide to the Company, certain transition services following the closing of the Transaction.  The transition services include, without limitation, executive consultation services, general corporate services, project services, shared facilities services, the license of certain intellectual property rights and the management of certain assets and liabilities that will not transfer until after the closing of the Transaction.  The Transition Services Agreement provides that certain services may be terminated early or extended in certain instances.  The Transition Services Agreement also provides that the fees for the services are subject to escalation or de-escalation in certain instances.

The foregoing description of the Transition Services Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Transition Services Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.01          Completion of Acquisition or Disposition of Assets.

On April 26, 2019, the Company completed the Transaction, pursuant to the A&R Purchase Agreement, for the Purchase Price.

The information regarding the A&R Purchase Agreement and the Transaction set forth in Item 1.01 is incorporated herein by reference.  In addition, the Purchase Agreement was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on October 22, 2018 and is, along with the description of the same contained in Item 1.01 of such Form 8-K, incorporated herein by reference.

Item 8.01          Other Events.

On April 29, 2019, the Company issued a press release announcing the consummation of the Transaction.  The press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01          Financial Statements and Exhibits.

(b)	Pro Forma Financial Information. The unaudited pro forma condensed consolidated financial statements required by this Item 9.01(b) will be filed within the time required by Form 8-K.

(d)	Exhibits.

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

2.1	Amended and Restated Stock and Asset Purchase Agreement, dated as of April 26, 2019, by and between Jacobs Engineering Group Inc. and WorleyParsons Limited.*

10.1	Transition Services Agreement, dated as of April 26, 2019, by and between Jacobs Engineering Group Inc. and WorleyParsons Limited.*

99.1	Press Release of Jacobs Engineering Group Inc., dated April 29, 2019.

*          Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jacobs Engineering Group Inc.

Date: April 29, 2019	By:	/s/ Kevin C. Berryman
Kevin C. Berryman
Executive Vice President and Chief Financial Officer